                               ASSET PURCHASE AGREEMENT


                                     by and among



                                LASER PHOTONICS, INC.,
                                a Delaware corporation


                                         and


                                LASER ANALYTICS, INC.,
                             a Massachusetts corporation



                                         and




                                LASER ANALYTICS, INC.,
                                 a Texas corporation






                             Dated as of January 4, 1999

                                      AGREEMENT


     This ASSET PURCHASE AGREEMENT ("Agreement"), made and entered into as of January 4, 1999, by and among Laser Photonics, Inc., a Delaware corporation ("LPI") and Laser Analytics, Inc., a Massachusetts corporation ("LAI"), on the one hand, (collectively, "Sellers"), and Laser Analytics, Inc., a Texas corporation ("Purchaser") on the other hand.

                                       RECITALS

     WHEREAS, Sellers are engaged in the business of manufacturing and marketing certain lasers and delivery systems;

     WHEREAS, LAI is a wholly-owned subsidiary of LPI; and

     WHEREAS, each of Sellers desire to transfer to Purchaser and Purchaser desires to acquire from Sellers certain assets which are used in operating Sellers' business solely with respect to Sellers' business operations conducted in Orlando, Florida (the "Orlando Site") and Wilmington, Massachusetts (the "Wilmington Site") (the "Business"), which shall specifically exclude Sellers' business operations (i) which are conducted in its Carlsbad, California, facility or (ii) which relate to Sellers' excimer lasers and delivery systems, in exchange for the consideration set forth herein below;


                                      AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and conditions herein contained, the parties hereto do hereby agree as follows:

     1. CERTAIN DEFINITIONS. The following terms as used in this Agreement shall have the meanings set forth below:

     "Patents" shall mean the patents, patents pending, industrial designs, utility models and applications for patent that are identified herein and any patents issued thereon and any continuations or reissues thereof, including any continuation-in-part or divisional patent application thereof and all foreign counterparts and extensions thereof.

     "Proprietary Information" shall mean all of the information regarding any products or services related to the Patents, which constitute reliable trade secrets or proprietary business information, including, without limitation, such information as encompassed in all drawings, designs, formulas, devices, compilations, computer programs and software devices, plans, manuals, proposals, financial information, costs, pricing information, marketing or sales plans, customer lists or any other trade secrets or proprietary information whether now existing or hereinafter developed whether it gives the disclosing party any competitive advantage over those who do not know or use it, or whether it is patentable or subject to copyright or trademark protection.

     "Technical Information" means all information, knowledge, engineering and technical data, manufacturing data, raw data, developments, projections, proprietary data, manufacturing drawings, product specifications, manufacturing and assembly techniques, production descriptions, skills, methods, trade secrets, processes, procedures and know-how and other information or improvements thereto in existence on the date hereof or thereafter developed, including, but not limited to all information contained in all pending patent applications or patents within the definition of Patents (as defined above), that is pertinent to the development, testing, registration, assembly, manufacture, use or sale of any products or services related to the Patents.

     "Trade Names" shall mean those tradenames, trademarks, service marks and logos referenced herein.

     2.    TRANSFER OF ASSETS.

     2.1 TRANSFERRED ASSETS. On the basis of the representations and warranties and subject to the terms and conditions hereinafter set forth, on the Closing Date, (as hereinafter defined), Sellers shall transfer or shall cause to be transferred to Purchaser, and Purchaser shall acquire, the assets of Sellers described in this Section 2.1 (the "Transferred Assets"), except to the extent assets described in this Section 2.1 may be disposed of in the ordinary course of business after the date hereof and before the Closing (defined below). Subject to the foregoing, "Transferred Assets" means:

           (a) All assets listed in Schedule 2.1 hereto, which shall include, but not be limited to:

                 (1) All production, assembly, development, testing, or other equipment used by LPI and LAI in the Business;

                 (2) All tools, tooling, dies, molds, jigs, or other items of a similar nature related to and/or used in any production, assembly, development and testing procedures by LPI and LAI in the Business;

                 (3) All warehousing, packing and shipping equipment, racks, conveyors and other storage, product movement, receiving or shipping items used in the Business;

                 (4) All vehicles owned by LPI and LAI located at the Orlando Site and the Wilmington Site;

                 (5) Customer deposits related to the future delivery of any goods or services or related to any purchase orders, contracts to purchase or similar agreements arising from the Business;

                 (6) Any notes receivable from customer installment sales agreements, leases, or other similar contracts or agreements related to equipment sold or otherwise provided to customers of the Sellers arising from the Business;

                 (7) The Sellers' rights to any discounts, rebates, premiums or other payments due after the Closing Date from suppliers or others arising from the Business;

                 (8) All finished goods, work-in process, production parts and supplies of inventory held by the Sellers for resale; for use in their development, design, manufacture or assembly functions or for their own use arising from the Business;

                 (9) All demonstrator units, equipment parts, or related items arising from the Business;

                 (10) All inventories of office supplies and other miscellaneous items used in the Business;

                 (11) All security deposits, utility deposits, or other similar deposits or pre-paid expenses held by suppliers or other entities as a condition of supplying any utility, service, product, or other item used by the Sellers in the conduct of the Business; and

                 (12) All prepaid interest paid on debts assumed by the Purchaser;

           (b) Certain inventories of finished goods, supplies, raw materials, and work in process relating to the Business and reflected on the Sellers' Financial Statements (as defined in Section 6.6 hereof);

           (c) Certain machinery, computer hardware and software, equipment, furniture, fixtures, vehicles, copies of correspondence, books, records, files, documents, original marketing communication material (including communications, art work, art boards, photography and negatives), sales literature, customer lists, distributor and supplier records, formulas, know-how, pricing policies, patent applications, letters patent, trade secrets, models, processes, market information, market analyses, marketing plans, operating and management policies, promotional designs, concepts and literature, customer lists, supplier lists, distributor records, environmental control records, accounting and financial records, maintenance documentation, operating and management manuals, computer systems and software, customer specifications, blueprints and drawings and other records, in electronic or proper medium, owned by and in possession of Sellers and relating solely and exclusively to the Business and all other tangible personal property owned by Sellers and used in the Business and set forth in Schedule 2.1(c) hereto;

           (d) Certain of Sellers' rights and incidents of interest in and to real and personal property, tangible or intangible, contracts, agreements, licenses, warranties and leases, express or implied, relating to the Business and reflected on the Sellers' Financial Statements, to the extent such rights and interests are assignable by Sellers;

           (e) Copies of correspondence, books, records, files, documents, original marketing communications material (including communications, art work, art boards, photography and negatives), sales literature, customer lists, distributor and supplier records, formulae, customer specifications, blueprints and drawings and other records, in electronic or proper medium, owned by and in the possession of Sellers and relating solely and exclusively to the Business;

           (f) The Patents and Trade Names expressly listed in Schedules 6.20(a) and 6.20(b) hereto, and the related Proprietary Technology and Technical Information; and

           (g) All federal, state and local permits, licenses and similar authorizations relating to the Business to the extent that the same are assignable to Purchaser.

     2.2 EXCLUDED ASSETS. All assets which are not Transferred Assets shall be Excluded Assets and shall be retained by Sellers and shall not be sold and transferred to Purchaser on the Closing Date (defined below). The Excluded Assets shall expressly include all assets which relate to Sellers' business operations which are (i) conducted in its Carlsbad, California facility or (ii) which relate to Sellers' excimer laser and delivery systems.

     3.    ASSUMPTION OF LIABILITIES.

     3.1 ASSUMED LIABILITIES. On the Closing Date (as hereinafter defined), Purchaser shall assume and agree to pay, perform and discharge those certain debts, obligations and liabilities of Sellers relating to or arising out of the conduct of the Business prior to or on the Closing Date, accrued or otherwise (the "Assumed Liabilities"), as expressly described in Schedules 3.1 and 6.9, including, but not limited to, those obligations to perform under all express or implied contracts, mortgages, leases, loans, notes, agreements, licenses, warranties or other arrangements included in, related to, or arising out of the use and operation of the Business or the Transferred Assets, including, without limitation, any executory agreements which arose from the Business, but not completed prior to the Closing. As of the Closing Date, the Assumed Liabilities shall not exceed the purchase price of $1,200,000. Sellers will be solely responsible for any and all debts, obligations and liabilities of Sellers exceeding the aggregate of $1,200,000.

     3.2 RETAINED LIABILITIES. Notwithstanding Section 3.1 above, the liabilities of the Business existing on the Closing Date and not expressly set forth in Schedule 3.1 (the "Retained Liabilities") shall be retained by Sellers and shall not be assumed by Purchaser on the Closing Date.

     3.3 ASSUMED LIENS. Assuming the Purchaser pays the entire Purchase Price, all assets acquired, both tangible and intangible will be free of any and all liens, claims, liabilities, charges, restrictions, royalties and fees, obligations of the Sellers, or other encumbrances except as specified in
Schedule 3.1 or disclosed to the Purchaser no later than five (5) days prior to the Closing Date.

           (a) The Sellers will, within the five (5) business days prior to the Closing Date, secure and provide to the Purchaser the results of a complete UCC (Uniform Commercial Code) filing search including copies of any Form UCC-1 or other filings related to liens or other security interests in the assets to be purchased by the Purchaser from the Sellers.

     3.4 PAYMENT OF PURCHASE PRICE. The Purchase Price to be paid by the Purchaser to the Sellers for the purchase of the Business shall be One Million Two Hundred Thousand Dollars ($1,200,000) (the "Purchase Price"). The Purchase Price shall be payable in the form of either or a combination of an assumption of liabilities (with a complete written release of Sellers from such liabilities) and/or payment of the Assumed Liabilities. It is expressly understood that Purchaser shall either pay the creditors whose liabilities are being assumed in full or settle with such creditors for less than the full amount of the Assumed Liabilities. In the event that Purchaser pays the Assumed Liabilities in full or settles the Assumed Liabilities with the creditor for less than the full amount of the Assumed Liabilities, Purchaser shall arrange for the delivery to Sellers of complete written releases of Sellers from the Assumed Liabilities, which written release agreements shall be delivered to Sellers at the Closing. If, at the Closing, Purchaser has been unsuccessful in obtaining the complete release of Sellers from all of the Assumed Liabilities, Purchaser shall deposit into escrow (the "Escrow"), pursuant to the terms of the escrow agreement ("Escrow Agreement"), attached hereto as Schedule 3.4(a), funds equal to the unreleased portion of the Assumed Liabilities listed on Schedule
3.1. The funds deposited into Escrow shall be held in Escrow until all of the Assumed Liabilities shall have either been paid in full or until a written release of all of the Assumed Liabilities shall have been obtained by Purchaser and delivered to Sellers. Funds held in Escrow shall only be used by the Escrowholder to pay the obligations set forth on Schedule 3.1 hereto. The funds held in Escrow shall act as collateral (the "Collateral") for the payment of the Assumed Liabilities and shall be held as security for the payment by Purchaser of the Assumed Liabilities. The Collateral shall be governed by a Pledge and Security Agreement (the "Pledge Agreement"), attached hereto as Schedule 3.4(b).

     4.1 DEPOSIT. On December 15, 1998, the Purchaser deposited $30,000 in escrow (the "Deposit") with the Sellers' counsel, as escrow holder. This amount is to be applied to the Purchase Price as directed by the Purchaser in writing. If this transaction is canceled by Purchaser prior to Closing, the Deposit shall be deemed liquidated damages, to compensate Sellers' for any loss they may suffer for keeping the Business or any part thereof off of the market during the pendency of the due diligence investigation by the Purchaser. Special liquidated damages language PROVIDED, HOWEVER, such liquidated damages provision shall not be in force or effect if cancellation of this transaction is based upon proven fraud or intentional misconduct affecting the Transaction which are the subject of this Agreement. PROVIDED, FURTHER, that Purchaser may terminate this transaction without cause for a period of ten (10) days from December 1, 1998.

     4.2 ASSUMPTION BY PURCHASER OF THE ASSUMED LIABILITIES. On the Closing Date, Purchaser shall assume only the obligations underlying the Assumed Liabilities, as set forth in Section 3.1 of this Agreement.

     5. CLOSING. The closing of this transaction (the "Closing") shall take place as of the close of business as of March 16, 1999 (the "Closing Date") at the offices of Matthias & Berg LLP located at 1990 South Bundy Drive, Suite 790, Los Angeles, California 90025 or at such other place and date as the parties hereto agree to in writing.

     6.    REPRESENTATIONS AND WARRANTIES OF SELLERS.

     6.1 ORGANIZATION AND GOOD STANDING; DUE AUTHORIZATION. Each of Sellers is a corporation duly organized, validly existing, and in good standing under the laws of the states of Delaware and Massachusetts, respectively, and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by them or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of each of Sellers' articles of incorporation or certificate of incorporation, as the case may be, or bylaws. Each of Sellers has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. Each of Sellers has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws and otherwise to consummate the transactions herein contemplated.

     6.2 TITLE TO TRANSFERRED ASSETS. At the Closing, each of Sellers shall have and Purchaser shall receive good and marketable title to the Transferred Assets, free and clear of any lien, mortgage, charge, security interest, pledge or other encumbrance or other adverse claim or interest of any nature, except as set forth in Schedule 6.2 hereto or in the Sellers' Financial Statements. Each of Sellers is the sole and exclusive owner of the Transferred Assets as of the Closing Date. Each of Sellers has the right and power to assign all of its rights, title and interest in and to the Transferred Assets. Each of Sellers further represents and warrants that the Transferred Assets constitute all of Sellers' rights and interests in, and each of Sellers has not made any prior transfer, sale, assignment, pledge, hypothecation or encumbrance to any other person or entity any right or interest in, the Transferred Assets, except as set forth in Schedule 6.2 hereto or in the Sellers' Financial Statements.

     6.3 BINDING OBLIGATION; NO DEFAULT. Each of Sellers has duly taken all action necessary to authorize the execution, delivery and performance of this Agreement and the other instruments and agreements contemplated hereby. Such execution, delivery and performance does not and will not, to the best of each of Sellers' knowledge, constitute a default under or a violation of any agreement, order, award, judgment, decree, statute, law, rule, regulation or any other instrument to which each of Sellers is a party or by which each of Sellers or the property of each of Sellers may be bound or may be subject. This Agreement constitutes the legal, valid and binding obligation of each of Sellers, enforceable against each of Sellers in accordance with its terms.

     6.4 COMPLIANCE WITH OTHER INSTRUMENTS, ETC. Neither the execution and delivery of this Agreement by Sellers nor compliance by Sellers with the terms and conditions of this Agreement will: (a) require Sellers to obtain the consent of any governmental agency; (b) constitute a material default under any indenture, mortgage or deed of trust to which each of Sellers is a party or by which each of Sellers or its properties may be subject; (c) cause the creation or imposition of any lien, charge or encumbrance on any of its assets; or (d) breach any statute or regulation of any governmental authority, domestic or foreign, or will on the Closing Date conflict with or result in a breach or any of the terms or conditions of any judgment, order, injunction, decree or ruling of any court or governmental authority, domestic or foreign, to which each of Sellers is subject.

     6.5 CONSENTS. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any third party is required to be made or obtained by Sellers in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     6.6 FINANCIAL STATEMENTS. As soon as practicable following the execution of this Agreement, but in no event later than December 24, 1998, each of Sellers shall furnish to Purchaser true and complete copies of Sellers' unaudited financial statements, including the Sellers' unaudited balance sheet as of September 30, 1998 and the related statements of operations for the nine
(9) months then ended (the "Sellers' Financial Statements") which shall expressly exclude the assets and liabilities and results of operations of LPI's 76%-owned subsidiary, AccuLase, Inc., a California corporation. The Sellers' Financial Statements fairly present the financial position of Sellers at the date of, and the results of the operations for Sellers for the period then ended. Such Sellers' Financial Statements have been prepared in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants, and have been prepared on the accounting basis used by Sellers for income tax purposes and are subject to adjustment upon audit. Thereafter, Seller will provide Purchaser with unaudited, monthly financial statements within thirty (30) days after the end of each month, together with copies of customary monthly management reports.

     6.7 NO UNDISCLOSED LIABILITIES. Except as set forth on Schedule 6.7 hereto, with respect to the Transferred Assets and Assumed Liabilities, each of Sellers does not have any material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not adequately reflected or reserved against on the Sellers' Financial Statements, except for liabilities and obligations incurred since the date thereof in the ordinary course of Sellers' business and consistent with past practice and which, in any event, in the aggregate, would not have a Material Adverse Effect.

     6.8 ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth on Schedule 6.8 hereto or except as otherwise expressly contemplated hereby, with respect to the Transferred Assets and Assumed Liabilities, since the date of the Sellers' Financial Statements, each of Sellers has not:

           (a) Suffered any material adverse change in its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), or reserves, and no event has occurred and no action has been taken by Sellers or, to the best knowledge of Sellers, any other person, nor is any such event or action contemplated or, to the best knowledge of Sellers, threatened, which might reasonably be expected to have a material adverse effect on the Transferred Assets or the operations or condition (financial or otherwise) of the Business ("Material Adverse Effect"), except that no representation or warranty is made as to general economic conditions or matters affecting Sellers' industry generally;

           (b) Suffered any material adverse change in their business, operations or prospects;

           (c)   Experienced any shortage of raw materials or supplies;

           (d) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind; and

           (e) Granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) other than in the ordinary course of business and consistent with past practice, or any increase in the compensation (including, without limitation, salary and bonus) payable or to become payable to any officer or key employee.

     6.9 LEASES. Schedule 6.9 hereto is an accurate and complete list of all leases pursuant to which each of Sellers leases real or any material item of personal property to be transferred to or assumed by Purchaser, and which shall be deemed to be part of the Assumed Liabilities for purposes of this Agreement. A true and correct copy of each such lease has been delivered to the Purchaser, and no changes have been made thereto since the date of delivery. Except as set forth in Schedule 6.9 hereto, each such lease is valid and in full force and effect, there are no existing material defaults by Sellers thereunder, and, to the best knowledge of Sellers, no event has occurred which (with notice, lapse of time or both) would constitute a default thereunder by any party. Except as set forth on Schedule 6.9 hereto, each of Sellers is presently in compliance in all material respects with all laws, rules, regulations and ordinances relating to zoning and land use restrictions which are applicable to any portion of the land subject to the real property leases set forth in Schedule 6.9 hereto. Except as set forth on Schedule 6.9 hereto, no consent is required from the lessor under any lease of real or personal property listed on Schedule 6.9 prior to the consummation of the transactions contemplated hereby.

     6.10 CONTRACTS AND COMMITMENTS. Except as set forth on Schedule 6.10, with respect to the Transferred Assets and Assumed Liabilities:

           (a) Each of Sellers has not entered into any outstanding agreements, contracts or commitments or restrictions which, individually or in the aggregate, are material to its business, operations or prospects, or which require the making of any charitable contribution;

           (b) No purchase contracts or commitments of Sellers continue for a period of more than 30 days or are in excess of the normal, ordinary and usual requirements of its business or, to the best knowledge of Sellers, at any excessive price;

           (c) Each of Sellers has not entered into any contracts or commitments pursuant to which each of Sellers is, as of the date hereof, required to obtain or maintain, on behalf of itself or any of its directors, officers or employees, any facility or personnel security clearances from the U.S. Department of Defense or any other agency of the U.S. Government;

           (d) There are no outstanding sales contracts, purchase orders, commitments or proposals of Sellers which continue for a period of more than 30 days or will likely result in any loss to Sellers upon completion or performance thereof;

           (e) Each of Sellers has not entered into any outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives or suppliers that are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium, or any agreement or arrangements providing for the payment of any bonus or commission based on sales or earnings;

           (f) Each of Sellers has not entered into any outstanding employment agreement, or any other outstanding agreement that contains any severance or termination pay liabilities or obligations;

           (g) Each of Sellers is not a party to any collective bargaining agreement or other contract or agreement with any labor organization;

           (h) Each of Sellers is not restricted by agreement from carrying on its business anywhere in the world;

           (i) Each of Sellers has not incurred any outstanding debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others other than as reflected on the Sellers' Financial Statements; and

           (j) Each of Sellers is not a party to any contract, sub-contract or agreement with the U.S. Government or any agency or instrumentality thereof, or with any territorial or state government or any agency or instrumentality thereof.

     6.11 COMPLIANCE WITH CONTRACTS; DELIVERY OF CERTAIN CONTRACTS. Except as disclosed on Schedule 6.11, each of Sellers is not in default under any material contract, commitment, obligation or agreement with respect to the Transferred Assets and Assumed Liabilities, including, without limitation, those listed in Schedules 6.9 and 6.10 hereto, except for those which would not have a Material Adverse Effect, and no act or omission by Sellers has occurred which, with notice or lapse of time or both, would constitute such a default under any term or provision of any such contract or agreement. Except as disclosed on Schedule 6.11, each of the agreements referred to in Schedules 6.9 and 6.10 hereto is valid and in full force and effect. Except as disclosed on Schedule 6.11, to the best knowledge of Sellers, no party is in default under any agreement referred to in Schedules 6.9 and 6.10 hereto with respect to the Transferred Assets and Assumed Liabilities, and to the best knowledge of Sellers, no act or omission has occurred by any party which, with notice or lapse of time or both, would constitute such a default under any term or provision thereof. Each of Sellers has previously delivered to Purchaser a true and correct copy of each agreement, contract, commitment or restriction listed on Schedules 6.9 and 6.10 hereto, including all amendments and modifications thereof.

     6.12 INSURANCE. Schedule 6.12 contains an accurate and true description of all existing policies of fire, liability, worker's compensation and all other forms of insurance owned or held by, or covering the business, properties or assets of, Sellers with respect to the Transferred Assets and Assumed Liabilities. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received by Sellers with respect to any such policy. Such policies will remain in full force and effect through the respective dates set forth on Schedule 6.12 without additional premiums being paid or properly accrued as an additional liability; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 6.12 also (i) describes all products liability claims made since each of Sellers' inception, and all other claims (except medical and dental) pending or made since each of Sellers' inception under such insurance policies and (ii) identifies all types of insurable risks which each of Sellers and its Board of Directors has designated as being self insured. Except as set forth in Schedule 6.12, each of Sellers has not been turned down at any time since each of Sellers' inception for any insurance with respect to its assets or operations with respect to the Transferred Assets and Assumed Liabilities, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

     6.13 LABOR DIFFICULTIES. Except to the extent set forth in Schedule 6.13 with respect to the Transferred Assets and Assumed Liabilities:

           (a) To the best knowledge of Sellers, no employee of Sellers is in violation of, or has threatened any violation of, any material term of any employment contract or any other contract or agreement relating to the relationship of such employee with Sellers or any other party, including any employee handbook and/or personnel policy manual of each of Sellers except for violations which would not, individually or in the aggregate, have a Material Adverse Effect;

           (b) Each of Sellers has complied in all material respects with each and every term, provision, section and part of any written employment contract or agreement, including any employee handbook and/or personnel policy manual, that each of Sellers has or has had with any individual who has performed work for Sellers;

           (c) There is no unfair labor practice charge or similar charge, complaint, allegation or other process or claim pending or, to the best knowledge of Sellers, threatened against Sellers before the National Labor Relations Board (the "NLRB") or any other federal, territorial, state or local governmental agency or other entity;

           (d) There is no labor dispute, strike, slowdown, work stoppage or other job action pending or, to the best knowledge of Sellers, threatened against or otherwise affecting Sellers;

           (e) No petition for election or similar charge, complaint, allegation or other process or claim is pending or, to the best knowledge of Sellers, threatened against Sellers before the NLRB, any region of the NLRB, or any other federal, territorial, state or local governmental agency or other entity, and no organizing campaign or other effort is underway or, to the best knowledge of Sellers, threatened by any labor organization to organize any employees of Sellers;

           (f) Each of Sellers has not experienced any labor dispute, strike, slowdown, work stoppage, or other job action since its inception; and

           (g) There is not pending or, to the best knowledge of Sellers, threatened against Sellers any complaint, charge, allegation or other process or claim whatsoever, other than those which would not, individually or in the aggregate, have a Material Adverse Effect, (i) alleging any violation of the Occupational Safety and Health Act or any other federal, territorial, state or local law governing health and/or safety in the workplace;
                 (ii) seeking compensation, benefits and/or penalties pursuant to any Workers' Compensation Act or similar law; (iii) seeking any compensation or benefits pursuant to any Unemployment Insurance Act or similar law; (iv) alleging any violation of the Immigration Reform and Control Act of 1986 or any similar law; (v) alleging any violation of the Fair Labor Standards Act or any other federal, territorial, state or local law governing wage and/or hour issues; (vi) alleging any violation of any federal, territorial, state or local child labor law; and/or (vii) alleging any other federal, territorial, state or local law relating to or governing employment or labor matters.

     6.14 LITIGATION. Except as set forth in Schedule 6.14 hereto, with respect to the Transferred Assets and Assumed Liabilities:

           (a) There is no pending or, to the best knowledge of Sellers, threatened complaint, charge, claim, action, suit or arbitration proceeding before any federal, territorial, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal or any investigation or inquiry before any federal, territorial, state, municipal, foreign or other court or governmental or administrative body or agency against, relating to or affecting (i) the assets, properties or business of Sellers, or (ii) the transactions contemplated by this Agreement, nor, to the best knowledge of Sellers, is there any basis for any such complaint, charge, claim, action, suit, arbitration proceeding, investigation or inquiry which could have an adverse effect on the assets, property, business or prospects of Sellers;

           (b) There is not in effect any order, judgment or decree of any court or governmental or administrative body or agency enjoining, barring, suspending, prohibiting or otherwise limiting Sellers or, to the best knowledge of Sellers, any officer, director, employee or agent thereof from conducting or engaging in any aspect of the business of Sellers, or requiring Sellers or, to the best knowledge of Sellers, any officer, director, employee or agent thereof to take certain action with respect to any aspect of the business of Sellers which could reasonably be anticipated to have a Material Adverse Effect; and

           (c) Each of Sellers is not in violation of or default under any applicable order, judgment, writ, injunction or decree of any federal, territorial, state, municipal, foreign or other court or regulatory authority.

     6.15 NO CONDEMNATION OR EXPROPRIATION. Neither the whole nor any portion of the leaseholds or any other assets of Sellers with respect to the Transferred Assets and Assumed Liabilities is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the best knowledge of Sellers, has any such condemnation, expropriation or taking been proposed.

     6.16 COMPLIANCE WITH LAW. To the best knowledge of Sellers, with respect to the Transferred Assets and Assumed Liabilities, the operations of Sellers have been conducted in accordance with all applicable laws, regulations and other requirements of all national governmental authorities, and of all territories, states, municipalities and other political subdivisions and agencies thereof having jurisdiction over Sellers, including, without limitation, all such laws, regulations, ordinances and requirements relating to environmental, antitrust, consumer protection, labor and employment, zoning and land use, currency exchange, immigration, health, occupational safety, pension, securities, defense procurement and trading with the enemy matters, except as disclosed in Schedule 6.16 hereto and except for violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 6.16, each of Sellers has not received any notification since its inception of any asserted present or past failure by Sellers to comply with such laws, regulations, ordinances or requirements. Each of Sellers has all permits, authorizations and consents necessary for the operation of its business except for those which the failure to have would not, individually or in the aggregate, have a Material Adverse Effect.

     6.17 ABSENCE OF QUESTIONABLE PAYMENTS. Neither Sellers nor, to the best knowledge of Sellers, any of its directors, officers, agents, employees or other persons acting on its behalf or for its benefit, with respect to the Transferred Assets and Assumed Liabilities, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds for such purpose. Neither each of Sellers nor, to the best knowledge of each of Sellers, any of its directors, officers, agents, employees or other persons acting on its behalf or for its benefit has accepted or received any unlawful contributions, payments, gifts, or expenditures.

     6.18 PERSONNEL. Schedule 6.18 hereto reflects, as of February 28, 1999, a true and complete list of the wage rates for all non-salaried and salaried employees of Sellers by classification with respect to the Business.

     6.19 ACCURACY OF INFORMATION FURNISHED. No representation or warranty by Sellers contained in this Agreement or in respect of the exhibits, schedules or documents delivered to Purchaser by Sellers and expressly referred to herein, and no statement contained in any certificate furnished or to be furnished by or on behalf of Sellers pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain as of the date such representation or warranty is made or such certificate is or will be furnished, any untrue statement of a material fact, or omits, or will omit to state as of the date such representation or warranty is made or such certificate is or will be furnished, any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. True and correct copies of each agreement and other document referred to in the schedules hereto have been furnished by Sellers to Purchaser.

     6.20 TITLE TO PATENTS AND TRADE NAMES. At the Closing, Purchaser shall receive, as part of the Transferred Assets, good and marketable title to the Patents set forth in Schedule 6.20(a) and Trade Names set forth in Schedule 6.20(b), free and clear of any lien, mortgage, charge, security interest, pledge or other encumbrance or other adverse claim or interest of any nature. The Patents and Trade Names set forth in Schedule 6.20 (c) hereto and the Proprietary Information and Technical Information related thereto, shall be part of the Excluded Assets. Except as described in Schedule 6.20(d), each of Sellers is the sole and exclusive owner of the Patents and Trade Names described in Schedules 6.20 (a) and (b), respectively, the issued or granted Patents described in Schedule 6.20 (a) hereto are valid, and in full force and effect as of the Closing Date. Each of

Sellers is the party named in the Patents described in Schedule 6.20 (a) hereto, and is the party who made, or caused to be made, the application for the letters of patents. Except as described in Schedule 6.20(d), each of Sellers has the right and power to assign the Patents and Trade Names described in Schedules
6.20 (a) and (b), respectively, and made no prior transfer, sale or assignment of all or any part of such Patents and Trade Names and the exploitation of such Patents and Trade Names do not and will not infringe the rights granted to any other person by any United States or other patent or proprietary interest of any kind or nature. Each of Sellers further represents and warrants that the Patents and Trade Names described in Schedules 6.20 (a) and (b), respectively, constitute all of each of Sellers' rights and interests therein, and except as described in Schedule 6.20(d), each of Sellers has not transferred or conveyed to any other person or entity any right or interest in, any patents, patents pending, industrial designs, utility models and applications for patent and method of use or manufacture and any patents issued thereon and any continuations or reissues thereof, including any continuation-in-part or divisional patent application thereof, and all foreign counterparts and extensions thereof with respect to such Patents and Trade Names, and all of the Technical Information and Proprietary Information or improvements thereto in existence on the date hereof or thereafter developed, including, but not limited to all information contained in all pending patent applications or patents, that are pertinent in any manner whatsoever to the development, testing, registration, assembly, manufacture, use or sale of all products and services related to the Patents described in Schedule 6.20 (a) hereto.

     6.21 REAL PROPERTIES. Schedule 6.21 hereto is an accurate and complete list of all real property owned by Sellers with respect to the Transferred Assets and Assumed Liabilities, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim or equity interest of any nature whatsoever in such real property.

     7     REPRESENTATIONS AND WARRANTIES OF PURCHASER.

     7.1 ORGANIZATION AND GOOD STANDING; DUE AUTHORIZATION. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its property and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Purchaser's articles of incorporation or bylaws. Purchaser has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. Purchaser has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws and otherwise to consummate the transactions herein contemplated.

     7.2 BINDING OBLIGATION; NO DEFAULT. Purchaser has duly taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the other instruments and agreements contemplated hereby. Such execution, delivery and performance does not and will not, violate each of their respective articles of incorporation or bylaws, or to the best of Purchaser's knowledge, constitute a default under or a violation of any agreement, order, award, judgment, decree, statute, law, rule, regulation or any other instrument to which Purchaser or the property of Purchaser may be bound or may be subject. This Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

     7.3 COMPLIANCE WITH OTHER INSTRUMENTS, ETC. Neither the execution and delivery of this Agreement by Purchaser nor compliance by Purchaser with the terms and conditions of this Agreement will: (a) require Purchaser to obtain the consent of any governmental agency; (b) result in any violation or breach of any term or provision of the articles of incorporation or bylaws of Purchaser; (c) constitute a material default under any indenture, mortgage or deed of trust to which each of Purchaser is a party or by which Purchaser or its property may be subject; (d) cause the creation or imposition of any lien, charge or encumbrance on any of its assets; or (e) breach any statute or regulation of any governmental authority, domestic or foreign, or will on the Closing Date conflict with or result in a breach of any of the terms or conditions of any judgment, order, injunction, decree or ruling of any court or governmental authority, domestic or foreign, to which each of Purchaser is subject.

     7.4 CONSENTS. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any third party is required to be made or obtained by Purchaser in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     7.5 LITIGATION. To the best of Purchaser's knowledge, there is no claim, action, suit, proceeding or investigation pending or, threatened, against or involving Purchaser which questions the validity of this Agreement or seeks to prohibit, enjoin or otherwise challenge the transactions contemplated hereby, and to the best of Purchaser's knowledge, there is no basis for any such claim, action, suit, proceeding or governmental investigation pending or, threatened against or involving Purchaser before any court, agency or other governmental body which might materially and adversely affect the transactions contemplated by this Agreement.

     8. CONDITIONS TO SELLERS' OBLIGATIONS. The obligations of each of Sellers to consummate the transactions contemplated by this Agreement, both at the Closing and subsequently, are subject to the fulfillment at the Closing of each of the conditions set forth in this Section 8. Each of Sellers may waive any or all of these conditions in whole or in part without prior notice; PROVIDED, HOWEVER, that no such waiver shall constitute a waiver of any of its other rights or remedies, at law or in equity, arising from any breach by Purchaser of any representation, warranty, covenant or other agreement contained herein:

     8.1 REPRESENTATIONS AND WARRANTIES OF PURCHASER. On the Closing Date, all of the representations and warranties made herein by Purchaser shall be true and correct as of that date, and all of the agreements of Purchaser contained in this Agreement which are to be performed on or before the Closing Date shall have been performed.

     8.2 AUTHORIZATION OF ACTIONS. All action on the part of Purchaser necessary and sufficient to authorize the execution, delivery and performance of this Agreement and the consummation the transactions provided for herein shall have been duly and validly taken by Purchaser, and Sellers shall have been furnished with a certificate of the Secretary or Assistant Secretary of Purchaser setting forth a copy of the resolution or other instrument authorizing
(a) the acquisition of the Transferred Assets and the assumption of the Assumed Liabilities, and (b) the performance of all other transactions provided for in this Agreement.

     8.3 BINDING OBLIGATION; NO DEFAULT. The execution, delivery and performance of this Agreement does not and will not violate Purchaser's Articles of Incorporation or bylaws or constitute a default under or a violation of any agreement, order, award, judgment, decree, statute, law, rule, regulation or any other instrument to which Purchaser is a party or by which it or its property is bound or to which it or its property is bound or to which it or its property is subject. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

     8.4 CONSENTS. All material consents, approvals or authorizations of, or declarations, filings or registrations with, any governmental or regulatory authority which are required to be made or obtained by Purchaser in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby shall have been obtained by Purchaser and delivered to Sellers.

     8.5 FORM OF DOCUMENTS. The form and substance of all certificates, instruments and other documents delivered to Sellers under this Agreement shall be satisfactory in all reasonable respects to each of Sellers and its counsel.

     8.6 DELIVERY OF CLOSING DOCUMENTS. Purchaser shall have delivered to Sellers on the Closing Date the closing documents required to be delivered pursuant to Section 14 in form and substance satisfactory to each of Sellers and its counsel.

     8.7 ABSENCE OF PROCEEDINGS. No suit, action, investigation or other proceeding shall be pending or threatened before any court or governmental or regulatory agency or authority, and no suit, action, investigation or other proceeding before any governmental or regulatory agency or authority shall have been threatened, which seeks (or, in the case of an investigation, may lead to a suit, action or proceeding which seeks) to restrain, prohibit or obtain damages or other relief in connection with the Agreement or the consummation of the transactions contemplated hereby or which questions the validity or legality of such transactions.

     9. CONDITIONS TO PURCHASER'S OBLIGATIONS. The obligations of Purchaser to consummate the transactions contemplated this Agreement, both at the Closing and subsequently, are subject to the fulfillment at the Closing of each of the conditions set forth in this Section 9. Purchaser may waive any or all of these conditions in whole or in part without prior notice; PROVIDED, HOWEVER, that no such waiver shall constitute a waiver of any of its other rights or remedies, at law or in equity, arising from any breach by Sellers of any representation, warranty, covenant or other agreement contained herein:

     9.1 REPRESENTATIONS AND WARRANTIES OF SELLERS. On the Closing Date, all of the representations and warranties made herein by each of Sellers shall be true and correct as of that date, and all of the agreements of each of Sellers contained in this Agreement which are to be performed on or before the Closing Date shall have been performed.

     9.2 AUTHORIZATION OF ACTIONS. All action on the part of Sellers necessary and sufficient to authorize the execution, delivery and performance of this Agreement and the consummation the transactions provided for herein shall have been duly and validly taken by Sellers, and Purchaser shall have been furnished with a certificate of the Secretary or Assistant Secretary of Sellers setting forth a copy of the resolution or other instrument authorizing (a) the acquisition of the Transferred Assets and the assumption of the Assumed Liabilities, and (b) the performance of all other transactions provided for in this Agreement.

     9.3 BINDING OBLIGATION; NO DEFAULT. The execution, delivery and performance of this Agreement does not and will not violate each of Sellers' Articles of Incorporation or bylaws or constitute a default under or a violation of any agreement, order, award, judgment, decree, statute, law, rule, regulation or any other instrument to which each of Sellers is a party or by which it or its property is bound or to which it or its property is bound or to which it or its property is subject. This Agreement constitutes the legal, valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms.

     9.4 CONSENTS. All material consents, approvals or authorizations of, or declarations, filings or registrations with, any governmental or regulatory authority which are required to be made or obtained by Sellers in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby shall have been obtained by Sellers and delivered to Purchaser.

     9.5 FORM OF DOCUMENTS. The form and substance of all certificates, instruments and other documents delivered to Purchaser under this Agreement shall be satisfactory in all reasonable respects to Purchaser and their counsel.

     9.6 DELIVERY OF CLOSING DOCUMENTS. Each of Sellers shall have delivered to Purchaser on the Closing Date the closing documents required to be delivered pursuant to Section 14 in form and substance reasonably satisfactory to Purchaser and their counsel.

     9.7 ABSENCE OF PROCEEDINGS. No suit, action, investigation or other proceeding shall be pending before any court or governmental or regulatory agency or authority, and no suit, action, investigation or other proceeding before any governmental or regulatory authority shall have been threatened, which seeks (or, in the case of investigation, may lead to a suit, action or proceeding which seeks) to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which questions the validity or legality of such transactions.

     10.   OTHER AGREEMENTS.

     10.1 AGREEMENT TO OBTAIN CONSENTS AND APPROVALS. Purchaser and Sellers shall cooperate with one another to use their best efforts to obtain any and all governmental or third party consents and approvals necessary to complete the transactions contemplated by this Agreement. Following the Closing, Purchaser, for a period of five years, shall maintain all business records of Sellers acquired by Purchaser in connection with the purchase and sale of assets which is the subject of this Agreement, in safekeeping. Sellers shall have access to such business records, upon reasonable notice, during normal business hours, at the situs of the Purchaser's offices for purposes of auditing the books and records of Sellers, or for any other reason.

     10.2 AGREEMENT CONCERNING CONDITIONS TO CLOSING. Sellers and Purchaser shall agree to use their best efforts to cause the conditions set forth in Sections 8 and 9 to be met prior to the Closing Date.

     10.3 TRANSFER AND OTHER TAXES. Purchaser shall pay at the Closing any and all taxes, whether federal, state, local or foreign in the nature of sales, transfer or similar taxes, arising out of the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that if the amount of any such tax is not known on the Closing Date, Purchaser shall pay at the Closing the amount of such tax estimated by Sellers and shall pay any additional amount due with respect to such tax within five days after notice of such amount by Sellers, or, if any such estimated amount paid by Purchaser shall be in excess of the actual amount of such tax, with respect to such tax Sellers will reimburse Purchaser for such amount within five days of the date Sellers have notice of the actual amount due; and PROVIDED, FURTHER, that Purchaser shall reimburse Sellers for the amount of any tax required to be paid by Purchaser under this Section 10.3 but actually paid by Seller pursuant to legal requirements or otherwise.

     10.4 LICENSES TO OPERATE THE BUSINESS. Prior to the Closing Date, Purchaser shall submit applications to the appropriate authorities seeking all necessary licenses to operate the Business with respect to the Transferred Assets and Assumed Liabilities in Purchaser's name. Purchaser understands that, following the Closing Date, Sellers shall notify the appropriate licensing authorities that each of Sellers is no longer operating the Business and shall terminate its licenses.

     10.5 EMPLOYMENT OF SELLER'S EMPLOYEES. No less than fifteen (15) days prior to the Closing Date, the Purchaser will, advise the Sellers as to which of the employees of Sellers' will be hired as employees of the Purchaser.

           (a) Employees who are not to be hired by the Purchaser will be terminated by the Sellers effective on the Closing Date. Sellers shall indemnify and hold harmless Purchaser from any and all employment related litigation that relates or pertains to any termination of employment by Seller of any of Sellers' employees on or prior to the Closing Date, including but not limited to any legal actions that relate or pertain to age discrimination, wrongful termination, slander, defamation, libel, disparagement or any other employment related litigation. This indemnification includes all litigation fees and costs incurred by Purchaser, including but not limited to attorneys fees, litigation expenses, court costs and other fees and expenses.

     10.6. OTHER CLOSING CONDITIONS. The Closing of the proposed transaction will be contingent on:

           (a) Approvals as might be required by customers, suppliers, or creditors of either Sellers or the Purchaser by governmental agencies or by other parties related to or the Purchaser by contract or other agreements.

                 (1) By December 24, 1998, each of the Parties hereto will notify the other in writing of all such third parties known to them who must approve the transaction proposed herein or who can exercise any prior approval rights in regard to this transaction.

                 (2) Each of the Parties will cooperate with the other in securing any such approvals.

           (c) Financing arrangements to support this proposed transaction which area, satisfactory to the Purchaser and to their current bank including the approval by such bank for the assumption or retirement of the liabilities of the Sellers by the Purchaser.

           (d) Completion of normal due diligence investigations by the Purchaser and/or consultants to the Purchaser to the complete satisfaction of the Purchaser in its sole discretion.

           (e) It is understood that at the request of the Purchaser, the Sellers will provide, in a timely manner, all information reasonably needed by the Purchaser to complete normal due diligence investigations of the Business including, but not limited to, copies of all contracts, agreements, or understandings which relate to the Business. Evidence of "good standing" of the Purchaser and the Sellers as corporations in their respective states of domicile.

     10.7 SELLER'S COVENANTS. Sellers covenant and agree to indemnify, defend, and hold harmless Purchaser and Sellers from and against any and all claims, suits, losses, judgments, damages, and liabilities amount paid in settlement of any claim, action, suit, or proceeding (collectively, "Losses"), other than those Losses and liabilities already disclosed in this Agreement or any Exhibit delivered pursuant to this Agreement, to which Purchaser or Sellers may be subject. This right to indemnification is in addition to any other right available to Purchaser and Sellers.

     10.8  MEDIATION OF DISPUTES.    If a party hereunder ("Claimant Party")
gives written notice to the other party of a claim of breach by such other party of any representations or warranties made under this Agreement, such Claimant Party must defer any legal action for a period of fifteen days from the date of such notice, and all parties agree to submit the disputed matter to mediation during such period. The costs and fees of mediation, if any, shall be divided equally among the parties involved. Before the mediation begins, the parties agree to sign a document limiting the admissibility in any arbitration or any civil action of anything said, any admission made, and any documents prepared, in the course of the mediation. If any party commences an arbitration or court action based on a dispute or claim to which this paragraph applies without first attempting to resolve the matter through mediation, then such party shall not be entitled to recover attorney's fees even if such fees would otherwise have been available to that party in any such arbitration or court action. However, the filing of a judicial action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies, shall not in itself constitute a loss of the right to recover attorney's fees under this provision.

     11. ACCESS TO INFORMATION. On or before the Closing Date, Purchaser shall give, or cause to be given, to each of Sellers and its representatives, during normal business hours at Purchaser's premises and at Sellers' expense, such reasonable access to the personnel, properties, titles, contracts, books, records, files, documents and affairs of Purchaser and copies of titles, contracts, books, records, files and documents as reasonably requested by Sellers in connection with this Agreement.

     12. INTERIM OPERATIONS OF THE BUSINESS. The parties hereto acknowledge that the present intent of both parties is to continue to operate and to improve the value of the Business. For as long as each of Sellers continues to operate the Business prior to the Closing Date any services provided by Sellers to the Business or by the Business to Sellers shall be on terms mutually agreeable to Sellers and Purchaser.

     13. CLOSING DOCUMENTS TO BE DELIVERED BY SELLERS. On the Closing Date, Sellers shall deliver to Purchaser:

     13.1 BILL OF SALE AND ASSIGNMENT. A bill of sale and instruments of assignment covering the Transferred Assets.

     13.2 CERTIFICATE. A certificate dated the Closing Date, signed by a duly authorized officer of Sellers, stating that all of Sellers' representations and warranties set forth in this Agreement are true and correct on and as of the Closing Date as if made on the Closing Date.

     13.3 FURTHER INSTRUMENTS. Such further instruments with respect to the transactions contemplated by this Agreement as each of Sellers is required to deliver or as Purchaser may reasonably request.

     14. CLOSING DOCUMENTS TO BE DELIVERED BY PURCHASER. On the Closing Date, Purchaser will deliver to Sellers:

     14.1 PURCHASE PRICE. Evidence of assumption of the Assumed Liabilities by Purchaser, with full release of liability of Sellers'. Instruments of assumption of all Assumed Liabilities agreed to be assumed hereunder as more fully set forth in Schedule 3.1

     14.2 COLLATERAL. The agreed upon Collateral as set forth on Schedule 3.4 and all documents required for the perfection of a security interest pursuant to the Uniform Commercial Code as enacted in the State of California or other jurisdiction in which such Collateral shall be located at any time.

     14.3 CERTIFICATE. A certificate dated the Closing Date, signed by a duly authorized officer of Purchaser, stating that all of Purchaser's representations and warranties set forth in this Agreement are true and correct on and as of the Closing Date as if made on the Closing Date.


     15.   INDEMNIFICATION; NOTICE OF BREACH.

     15.1 PURCHASER'S INDEMNIFICATION. After the Closing, Purchaser shall protect, defend, indemnify and hold harmless each of Sellers, its subsidiaries, and its officers, directors, employees, successors and assigns from and against any losses, damages (but not including consequential damages and penalties) and expenses (including, without limitation, reasonable counsel fees, costs and expenses incurred in investigating and defending against the assertion of such liabilities) which may be sustained, suffered or incurred by each of Sellers or its subsidiaries and which (a) are based upon the existence of any Assumed Liability, (b) are related to any breach by Purchaser of its representations and warranties in this Agreement, or (c) arise out of the use by Purchaser of the Transferred Assets or the conduct of the Business after the Closing Date.

     15.2 SELLERS' INDEMNIFICATION. After the Closing, each of Sellers shall protect, defend, indemnify and hold harmless Purchaser, its officers, directors, employees, successors and assigns from and against any losses, damages (but not including consequential damages and penalties) and expenses (including, without limitation, reasonable counsel fees, costs and expenses incurred in investigating and defending against the assertion of such liabilities) which may be sustained, suffered or incurred by them and which are based solely upon BONA FIDE claims asserted by third parties against Purchaser with respect to the Retained Liabilities.

     15.3 NOTICE. If any action, suit or proceeding shall be commenced, or any claim or demand shall be asserted, in respect or which one party (the "Indemnitee") proposes to demand indemnification under Section 15.1 or 15.2, the party from which indemnification is sought (the "Indemnitor") shall be notified to that effect with reasonable promptness and shall have the right to assume the entire control of (including the selection of counsel), subject to the right of the Indemnitee to participate (with counsel of its choice) in, the defense, compromise or settlement thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (a) the employment of such counsel by the Indemnitee has been specifically authorized by the Indemnitor, or
(b) the named parties to any such action (including any impleaded parties) include both the Indemnitee and the Indemnitor and the Indemnitee shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnitor. The Indemnitee shall cooperate fully in all respects with the Indemnitor in any such defense, compromise or settlement, including, without limitation, by making available all pertinent information under its control to the Indemnitor. The Indemnitor shall not compromise or settle any such action, suit, proceeding, claim or demand without the prior written consent of the Indemnitee; PROVIDED, HOWEVER, that in the event the approval described above is withheld, then the liabilities of the Indemnitor shall be limited to the total sum representing the amount of the proposed compromise or settlement and the amount of counsel fees accumulated at the time such approval is withheld.

     16.   MISCELLANEOUS.

     16.1 BROKERAGE AND FINDER'S FEES. Sellers and Purchaser represent to and agree with each other that no broker or finder has been or shall be involved in any manner in the negotiation or consummation of the transactions contemplated hereby. Each of Sellers agrees to indemnify and save Purchaser harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finder's fees or commissions in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation made or alleged to have been made by Sellers. Each of Purchaser agrees to indemnify and save Sellers and one or more of its subsidiaries harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finder's fees or commissions in connection with the transactions contemplated by this Agreement asserted by any person or persons on the basis of any statement or representation made or alleged to have been made by Purchaser.

     16.2 EXPENSES. Each of the parties to this Agreement shall bear all of its own expenses incurred by it in connection with this Agreement.

     16.3 RISK OF LOSS. The risk of any loss, damage, impairment, confiscation or condemnation of the Transferred Assets or any part thereof shall be upon Sellers at all times prior to the Closing Date. Prior to the Closing, in the event of any such loss, damage, impairment, confiscation or condemnation, the proceeds of, or any claim for any loss payable under, each of Sellers' insurance policy, judgment or award with respect thereto shall be payable to Sellers, and Sellers shall have no obligation to Purchaser to repair, replace or restore any such property or to pay all or any part of such proceeds to Purchaser. In the event such loss so impairs the Transferred Assets so that Purchaser, in its sole and absolute discretion no longer believes that the Business can operate as it does on the date of this Agreement, Purchaser may terminate this Agreement without liability to Purchaser.

     16.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Sellers in this Agreement or in any instrument or document delivered prior to or on the Closing Date shall survive indefinitely following the Closing. The representations, warranties and covenants of Purchaser in this Agreement or in any certificate or document delivered prior to, on or after the Closing Date shall survive indefinitely following the Closing.

     16.5 LAW, FORUM AND JURISDICTION. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

     16.6 NOTICES. All necessary notices or correspondence required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given when hand delivered or when mailed by first class certified mail, return receipt requested, postage prepaid, or when telescoped with a confirmation copy hand delivered or sent by first class mail:

           If to Sellers:          Laser Photonics, Inc.
                                   2431 Impala Drive
                                   Carlsbad, California 92009
                                   Attn: Chaim Markheim
                                   Chief Financial Officer
                                   (760) 602-3320  (Telecopier No.)






           With a copy to:         Matthias & Berg LLP
                                   1990 South Bundy Drive
                                   Suite 790
                                   Los Angeles, California 90025
                                   Attn: Jeffrey P. Berg
                                   (310) 820-8313 (Telecopier No.)

           If to Purchaser:        Laser Analytics, Inc.
                                   13423 Blanco Road, Suite 162
                                   San Antonio, Texas 78216
                                   Attn: James F. Ford, Jr.
                                   (210) 499-5575 (Telecopier No.)

           With a copy to:         Brian Wood, Esq.
                                   8626 Tesoro Drive, Suite 500
                                   San Antonio, Texas  78217
                                   (210) 824-3937 (Telecopier No.)

     16.7 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement between the parties hereto. This Agreement supersedes any and all previous agreements, commitments and understandings among the parties hereto, whether such agreements, commitments or understandings were oral or written, and neither party hereto has relied or will rely on any representation of the other except to the extent set forth herein.

     16.8 HEADINGS; CONTEXT. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

     16.9 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other.

     16.10 BENEFIT. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party. In the event of any permitted assignment by Purchaser, the assignee shall succeed to all of the rights and obligations of the Purchaser under this Agreement; and in the event of any permitted assignment by Sellers, the assignee shall succeed to all of the rights and obligations of Sellers under this Agreement.

     16.11 AMENDMENT AND WAIVER. This Agreement may be amended, or any provision of this Agreement may be waived, provided that any such amendment or waiver shall be binding on Purchaser only if such amendment or waiver is set forth in a writing executed by Purchaser, and provided that any such amendment or waiver shall be binding on Sellers only if such amendment or waiver is set forth in a writing executed by Sellers. The waiver of any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

     16.12 PUBLIC ANNOUNCEMENTS. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

     16.13 FURTHER ASSURANCES. After the Closing, Sellers and Purchaser shall perform such further acts as may be necessary to transfer and convey title to an possession of the Transferred Assets to Purchaser, and otherwise comply with the terms of this Agreement. After the Closing Date, Sellers and Purchaser shall give to each other, upon reasonable notice, reasonable access to all relevant books, contracts and records concerning the Business as may be required by Purchaser in its conduct thereof.

     16.14 ATTORNEYS' FEES. In any action at law or in equity to enforce or construe any provisions or rights under this Agreement, the unsuccessful party or parties to such litigation, as determined by a court pursuant to a final order, judgment or decree, shall pay to the successful party or parties all costs, expenses and reasonable attorneys' fees incurred by such successful party or parties (including, without limitation, such costs, expenses and fees on any appeal), which costs, expenses and attorneys' fees shall be included as part of any order, judgment or decree.

     16.15 SEVERABILITY. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

     16.16 FAILURE OF CONDITIONS; TERMINATION. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either Purchaser or Sellers have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

     16.17 NO STRICT CONSTRUCTION. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or any specific term or conditions hereof.

     16.18 EXECUTION KNOWING AND VOLUNTARY. In executing this Agreement, Purchaser and Sellers severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised of his, her or its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) has been afforded the opportunity to negotiate as to any and all terms hereof; and
(d) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

     16.19 LITIGATION BY THIRD PARTIES. In the event that suit is brought by a third party to enjoin or otherwise interfere with the consummation of the transactions contemplated herein, the parties agree that the bringing of such litigation shall not entitle any party hereto to terminate the within Agreement, but that the parties shall bring an action for declaratory relief before a court of competent jurisdiction and shall terminate this Agreement if such court adjudges termination to be required by the rights of such third party.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written at Carlsbad, California.

                                   ("LPI")

                                   LASER PHOTONICS, INC.
                                    a Delaware corporation


                                   By:/s/ Chaim Markheim
                                      ------------------
                                     Chaim Markheim, Chief Financial Officer

                                   ("LAI")

                                   LASER ANALYTICS, INC.
                                    a Massachusetts corporation


                                   By: /s/ Chaim Markheim
                                       ------------------
                                      Chaim Markheim, Chief Financial Officer

                                   ("Purchaser")

                                   LASER ANALYTICS, INC.
                                    a Texas corporation

                                   By: /s/ James F. Ford Jr.
                                       ---------------------
                                      James F. Ford, Jr., President












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